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                                                                    EXHIBIT 99.1

                          BUILD TO SUIT LEASE AGREEMENT

THIS BUILD TO SUIT LEASE AGREEMENT (this "Agreement" or this "Lease"), entered into by and between BEATRIX FLOURIE GEFFROY ("Lessor"), MOTORCAR PARTS DE MEXICO, S.A. DE C.V.("Lessee") and MOTORCAR PARTS OF AMERICA, INC., a New York Corporation ("Guarantor").

                                    ARTICLE 1

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

      1.1 Lessor hereby covenants, represents, and warrants that:

            1.1.1 That Lessor alone is the fee simple owner and can freely dispose of a plot of land identified as Lot 000, Block 19 (Poligono 19), in Colonia El Lago, in Tijuana, Baja California, Mexico, as evidenced with public instrument number 11,187, volume 382, dated FEBRUARY 3, 2004, which was granted before Notary Public No.12 for the City of Tijuana, duly recorded in the Public Registry of Property and Commerce, a copy of which is attached hereto as EXHIBIT "A", with an area of 49,951.715 square meters ("Lessor's Real Property").

            1.1.2 MRS. BEATRIX FLOURIE GEFFROY is duly authorized to execute this Agreement through the public deed of the property and such authorization has not been limited or revoked in any manner whatsoever.

            1.1.3 Lessor desires to lease to Lessee approximately 125,000 square feet of Lessor's Real Property (together with the improvements to be constructed thereon by Lessor and/or Lessee pursuant to this Agreement and as such improvements or space may be modified pursuant to the terms of this Agreement, the "(Leased Premises") more particularly described on EXHIBIT "B" attached hereto.

            1.1.4 Lessor has obtained all the desirable, appropriate, and necessary governmental, quasi-governmental, and non-governmental permits, licenses, zoning permits and approvals ("Use Approvals") to allow the manufacturing, office, and industrial use of the Leased Premises (the "Permitted Use"). A complete and correct set of the Use Approvals are attached hereto as EXHIBIT "C". The Leased Premises has access to water, sewer, electric, public lighting, and to telephone capacity to support the requirements of Lessee at the Leased Premises with respect to the Permitted Use.

            1.1.5 Lessor shall construct on the Leased Premises, certain improvements as set forth on the "Drawings and Specifications", attached hereto as EXHIBIT "D" (collectively and including without limitation, an industrial building consisting of walls, floors, foundations and a roof structure, exterior parking areas, office areas, cafeteria facilities, a small recreation area and loading docks), ("Lessor's Construction Obligations").

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            1.1.6 Complete, correct, current, and effective copies of all desirable, appropriate, or necessary governmental, quasi-governmental, and non-governmental permits, licenses, and approvals ("Construction Approvals") with respect to Lessor's Construction Obligations and the construction of the Leased Premises are attached hereto as EXHIBIT "E".

            1.1.7 The Leased Premises is free and clear of any liens, encumbrances, and any other limitations of domain or title, except for easements, covenants, and other restrictions or utility easements as set forth in the property title and no lien certificate "libertad de gravamen". Lessor shall comply at all times throughout the Term with all laws, rules, regulations, and ordinances applicable to Lessor's Real Property, the Leased Premises, and the Right of First Refusal Space.

            1.1.8 Lessor desires to lease the Leased Premises to the Lessee, pursuant to the terms and conditions of this Agreement.

      1.2 Lessee hereby covenants, represents, and warrants that:

            It is a corporation duly organized and existing according to the Laws of the Mexican Republic, as evidenced by deed No. 80,939, dated, September 28th, 2004 granted before Mr. Francisco Jose Visoso Del Valle Notary # 145 and Mr. Jose Visoso Del Valle Notary # 92 for the Federal District in Mexico. "Lessee's Organization Documents"), a copy of which is attached hereto as "EXHIBIT "F". MR. SELWYN HILTON JOFFE, evidences to be duly authorized to execute this Agreement through, Lessee's Organization Documents and the Power of Attorney evidencing such authority, together with a duly notarized certificate that such authority has not been limited or revoked in any manner whatsoever.

                  Lessee desires to lease from the Lessor the Leased Premises pursuant to the recitals, terms, and conditions of this Agreement.

      1.3 Guarantor hereby covenants, represents, and warrants that:

            1.3.1 It is a corporation duly organized and existing according to the Laws of New York, as evidenced by corporate articles "Guarantor's Organization Documents") a copy of each is attached hereto as EXHIBIT "G".

            1.3.2 The Guarantor evidences to be duly authorized to execute this Agreement through, that certain resolution which has not been limited or revoked in any manner whatsoever, a copy of which is attached hereto as EXHIBIT "H".

            1.3.3 Guarantor desires to guaranty certain of the obligations of the Lessee hereunder pursuant to the Lease Guaranty Agreement in the form attached hereto as EXHIBIT "I".

                                    ARTICLE 2

                           IMPROVEMENTS AND OCCUPANCY

      2.1 Lessor, at Lessor's own cost and expense shall perform all work, provide all labor, furnish all new materials, and obtain all certificates and permits necessary and

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desirable to construct an industrial and manufacturing facility on an area consisting of approximately 186,000 square feet in strict accordance with the Drawings and Specifications.

      2.2 By approval of the Drawings and Specifications, Lessee shall not be liable for the technical compliance of any of the terms and specifications set forth on the Drawings and Specifications. The approval by Lessee of the Drawings and Specifications does not relieve Lessor of full responsibility for Lessor's Build Out, including, without limitation, the proper and correct design, construction, and erection of the improvements as required by the Drawings and Specifications and in accordance with the Construction Schedule.

      2.3 Lessor will perform all constructions with respect to Lessor's Construction Obligations in accordance with all applicable laws, ordinances, regulations, and orders of governmental authorities, quasi-governmental authorities, and non-governmental authority as well as the Conditions, Covenants and Restrictions of Parque Industrial El Lago ("Park Regulations") which are attached hereto as EXHIBIT "J". Lessor shall indemnify and hold harmless Lessee from any and all costs, expenses, suits, claims and assessments by government authorities, including but not limited to Social Security Institute Workers, Housing Institute and Tax Authorities, and any municipal, state, or federal agency or Mexican environmental authority, as well as from damages and costs resulting from or arising out of Lessor's lack of performance of any of its obligations for construction improvements, fixtures, machinery, and equipment to the Leased Premises required hereunder or pursuant to Lessor's Construction Obligations.

      2.4 Lessor acknowledges and agrees that Lessee may request, and Lessor shall comply with changes in the Drawings and Specifications provided such changes do not materially affect the cost thereof. In the event such changes materially affect the cost of Lessor's Build Out, Lessor and Lessee shall jointly determine the effects of the change in cost and set forth in a modification to this Agreement any changes to the terms of this Agreement which are mutually acceptable to both Lessor and Lessee.

      2.5 Lessor shall diligently complete in accordance with the Drawings and Specifications , the manufacturing, office and industrial facility in order that Lessee may use and occupy the Leased Premises pursuant to the following schedule:

            2.5.1 Beneficial Occupancy of 125,000 square feet of the Leased Premises, on or prior to MARCH 15, 2005.

            2.5.2 Final Occupancy of the Leased Premises on or prior to APRIL 15, 2005.

      2.6 For purposes hereof, Beneficial and Final Occupancy shall be defined as follows:

            2.6.1 Beneficial Occupancy. Shall be defined as the delivery to Lessee of the industrial and manufacturing portion of the Leased Premises consisting of only the walls, roof, doors, floor slabs, docks, and inside paint, all pursuant to the Plans and Specifications, in order that Lessee may move in its equipment into the Leased Premises, and begin construction of certain improvements and that such equipment and

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any Lessee's improvements that may be installed, be secured and not be damaged by weather, or construction.

            2.6.2 Final Occupancy. Shall be defined as (i) the substantial completion of all works and interior finishing of the manufacturing, industrial, and office areas of the Leased Premises pursuant to Lessor's Construction Obligations, (ii) all infrastructure to permit Lessee to commence (or, in the case of casualty or condemnation, re-commence) utilization of the Leased Premises in accordance with the Permitted Use (iii) Lessor's tendering (or, in the case of casualty or condemnation, retendering) of occupancy of the Leased Premises to Lessee, and (v) Lessee has given Lessor written notice of its acceptance (or, in the case of casualty or condemnation, reacceptance) of Lessor's Construction Obligations. Notwithstanding, Final Occupancy shall exclude minor cosmetic items, or a punch list of items not to exceed a total construction cost of US $100,000 Dollars of the Lessor's Construction Obligations. In the event such amount is in excess of US $100,000 Dollars, Lessee's obligation to pay any rent or other sum due to Lessor pursuant to this Agreement shall be waived until such sum is brought to an amount less than US $100,000.

      2.7 Force Majeure. For purposes of this Agreement, the term "Force Majeure" shall mean only an actual delay or casualty resulting from strikes, lockouts, or labor disputes, fire, damage or destruction to the Leased Premises, explosion, casualty, flood, hurricane, rain, tornado, acts of God or the public enemy, acts of terrorism, war, invasion, insurrection, rebellion, civil unrest, riots, and earthquakes, provided, however, that no delay by reason of any Lessor negligence or default shall qualify as Force Majeure.

      2.8 At all times following the execution of this Agreement, Lessee and/or its representatives, employees, and agents shall have the right to enter the Leased Premises to inspect the progress Lessor's Construction Obligations and Lessor shall place the construction log and any and all construction reports, or other information reasonably requested by Lessee and/or its employees, agents, or representatives with respect to the progress of Lessor's Construction Obligations available at the disposal of Lessee and/or its representatives, employees, and agents, in order that Lessee and/or its representatives, employees, or agents may be periodically appraised of construction of Lessor's Construction Obligations.

      2.9 Should Lessor fail to conclude Lessor's Construction Obligations in order that Lessee may occupy the Leased Premises on the date of Final Occupancy for the Leased Premises, Lessee shall be entitled to receive as liquidated damages the abatement of one day of rent, when the same shall become first due, for each calendar day the aforementioned accomplishments are not met provided however, if any of the aforementioned accomplishments are not accomplished (i) then for each 30 day calendar days beyond such completion date, Lessee's rent under this Agreement shall continue to be abated on a per diem basis when the first became due and an additional 25% thereof on a per diem basis shall be credited against the first of any future amounts due by Lessee to Lessor under this agreement and (ii) If the aforementioned delay in delivery continues for 60 calendar days Lessee, at its option, may terminate this Agreement and have no further rights or obligations with respect thereto or to Lessor and Lessor agrees to immediately reimburse Lessee all security deposits and/or advanced rent that Lessee might have delivered to Lessor to such date under the terms of this Agreement. Any abatement hereunder shall apply towards the first, and if

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applicable, following months on which Lessee commences to effect rental payments as set forth herein. The parties acknowledge and agree that the date of Final Occupancy shall be extended for a term equivalent to delays attributable to Force Majeure.

                                    ARTICLE 3

                               OCCUPANCY BY LESSEE

      3.1 Lessee shall use the Leased Premises for the Permitted Use, any use permitted thereby or thereunder, or any use not prohibited by this Agreement.

      3.2 Lessee may, at its own risk and expense, install in the Leased Premises such fixtures, equipment, and furniture as it may deem necessary or desirable, provided, that such items are removed, in accordance with all applicable laws, ordinances and regulations, at the end of the term without damage (or such damage repaired prior to the end of the Term) to the Leased Premises, reasonable wear and tear excepted.

      3.3 Lessee agrees to retrieve such fixtures, equipment, and/or furniture it may have installed in the Leased Premises on or before the date of termination of this lease. Should the Lessee fail to retrieve such fixtures, equipment, and/or furniture from the Leased Premises as provided above, the Lessor shall have the right to deem that said fixtures, equipment, and/or furniture have been left in the Leased Premises by the Lessee to gratuitously inure in favor of the Lessor. For purposes of Lessor's rights to Lessee's fixtures, equipment, and/or furniture at the end of the Term, as the same may be extended pursuant to the provisions of this Agreement, Lessee acknowledges that none of such fixtures, equipment, and or furniture are to be construed as useful improvements to the Leased Premises.

      3.4 Lessee may not modify the basic structure or facade of the Leased Premises without the Lessor's prior written consent, which shall not be unreasonably withheld, conditioned, or delayed.

                                    ARTICLE 4

              TERM OF THE LEASE AND DELIVERY OF THE LEASED PREMISES

      4.1 Lessor hereby leases to the Lessee and the Lessee hereby leases from Lessor the Leased Premises.

      4.2 Lessor covenants to deliver the Leased Premises in strict accordance with the terms of this Agreement.

      4.3 The term of this lease shall be for a period of ten (10) years ("Original Term") (as the same may be extended pursuant to the terms of this Agreement, the "Term"). The Term shall commence as of the date of Final Occupancy of the Leased Premises, contemplated to be on or before April 15th, 2005.

      4.4 Rent Commencement Date: Subject to the terms of this Agreement, the first month's rent shall be due upon the first day of the Term, contemplated to be on or before April 15th, 2005. Within thirty (30) days after the Final Occupancy of the Leased Premises, Lessor and Lessee shall execute and deliver to each other a Commencement

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Date Memorandum acknowledging and establishing for purposes of this Agreement
(i) the first day of the Term Date and expiration date of the Original Term. The terms and provisions of this Agreement are effective as of the date of execution of this Agreement.

      4.5 From and after the date hereof, Lessor expressly acknowledges and agrees that Lessee, its employees, agents, and representatives may enter into the Leased Premises at any time with the purpose of inspecting Lessor's Construction Obligations, making initial installations of Lessee Improvements, provided the same do not thereby unreasonably interfere with Lessor's Initial Build Out and Lessor's Construction Obligations.

      4.6 It is further understood that Lessee's entrance (or the entrance of Lessee's employee's, representatives and/or agents) onto the Leased Premises at any time prior to Final Occupancy shall at no time be construed as Lessee's acceptance of all or any part of the Leased Premises or Adjacent Premises.

      4.7 After a written request from Lessor to Lessee, at least 180 days before the end of the original term or any of its extensions, the Lessee shall notify the Lessor in writing, at least 150 days before the end of the original term or of any of its extensions, of Lessee's intent to extend or terminate the Lease Agreement. The Lessee shall have the right to extend this Lease for two
(2) additional independent five (5) year terms, unless the LESSEE informs the LESSOR otherwise, in writing, and at least 150 (One hundred and Fifty) days, of its intent of terminating this agreement on such original date of termination or on the date of termination of any such extensions.

                                    ARTICLE 5

                                      RENT

      5.1 From the first day of the Term, and payable within the first 10 business days of each month, the Lessee shall pay to the Lessor, as monthly rent, at its address set forth herein, or any other address as instructed in writing to Lessees at the address set forth herein, the initial amount of $47,500.00 (Forty Seven Thousand Five Hundred Dollars and 00/100) as set forth on EXHIBIT "K" in U.S. Dollars or as converted to its Mexican Pesos equivalency as set forth in this Agreement. No payments shall be due on any day which is a legal holiday for either Banco Nacional de Mexico, Bancomer, or Banca Serfin, or on a day on which any of the foregoing are permitted by law to be closed for business.

      5.2 If the first day or the last day of the Term of this Agreement is a day other than the first day of a calendar month, the amount of the first or last monthly rental payment and/or all other amounts due under this Agreement shall be prorated accordingly.

      5.3 For purposes of calculating the monthly rent if paid in Mexican Pesos, the parties shall use the average rate of exchange for currency conversion quoted by Banco Nacional de Mexico, Bancomer, and Banca Serfin, on the day of payment or on the immediately preceding business day in case the day of payment is a day on which any of the aforementioned banks is legally closed for business.

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      5.4 In case of late payment of rent pursuant to this Agreement, the Lessee agrees to pay to the Lessor a late fee at the rate of 3% per month of any rent delinquent past all applicable notice and cure periods.

      5.5 As of the third year of this lease, the rent shall be annually increased 2% as well as for each year subsequent thereafter.

                                    ARTICLE 6

                                    INSURANCE

      6.1 During the Term, the Lessee shall obtain and maintain in full force and effect the following insurance policies, which cost shall be paid by the Lessee. A certificate of each policy shall be made available to Lessor upon the latter's demand; Insurance to cover Lessee, and naming Lessor as an additional insured and, if applicable, Lender shall be named the loss payee, against any civil liability claims, demands, lawsuits, or actions, or against the accidents or decease of any person injured or deceased at the Leased Premises or from any damages to the goods of any third party in connection with the use by the LESSEE of the LEASED PREMISES. The corresponding insurance policy shall cover an insurable value of at least $1,000,000.00 dollars (One Million Dollars and 00/100 U.S. Cy.) per occurrence.

      6.2 During Term, the Lessee, shall obtain and maintain in full force and effect the following insurance policies, which cost shall be paid by the Lessee. A certificate of each policy shall promptly be made available to Lessor and otherwise upon request. Insurance in favor of the Lessee, and naming Lessor as an additional insured and, if applicable, Lender shall be named the loss payee, which shall cover the Leased Premises against fire, lightning, explosion, falling aircraft collision, smoke, storms, hail, vehicle damage, earthquakes, volcanic eruption, strikes, riots, civil commotion, vandalism, flood, one year rental interruption and/or any others risks covered under the so called "extended coverage" (including windows and gas tanks). The corresponding insurance policy shall cover an insurable value of at least $4,750,000.00 Dollars ( Four Million Seven Hundred Fifty Thousand Dollars and 00/100 U.S. Cy.).

      6.3 The insurance policies referred to in this Article above shall be obtained with any insurance company authorized to do business in Mexico or insure liabilities arising in Mexico and acceptable to the Lessor and Lessee in their reasonable discretion. Likewise, the policies shall provide that the same may not be amended without prior written notice to Lessor or Lessee, as applicable. Additionally, said insurance policies shall provide that they shall not be subject to cancellation or change, except after at least 30 (thirty) days written notice to the Lessor or Lessee, as applicable.

                                    ARTICLE 7

                                  ENVIRONMENTAL

      7.1 The Lessor emphasizes that the Lessee herein, must be attentive to, as well as strictly and diligently observe all of the applicable environmental laws and regulations ("Environmental Laws") which apply to their activities or presence in the Industrial Park. As such, the Lessee acknowledges and understands that any

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Hazardous Substances (as defined pursuant to the Environmental Laws), if improperly generated, handled, stored, transported, recycled or disposed of, can be injurious to the personnel working in the Park, to the residential areas bordering the Park, as well as to the wildlife and environment as a whole. Accordingly, consistent with the Lessor's firm commitment to maintaining the Industrial Park as an ecologically friendly area, the Lessee obligates itself to make use of the Leased Premises in conformity with all of the applicable Mexican environmental laws, regulations and norms.

      7.2 The Lessor warrants and represents that to the best of its knowledge, to the extent any generation, use, handling, storage, treatment or transportation of Hazardous Substances has occurred on the Leased Premises prior to this Lease, the same has been in conformity with all of the applicable Mexican environmental laws, regulations and norms. The Lessor additionally warrants and represents that to the best of its knowledge, no release, leak, discharge, spill, disposal or emission of Hazardous Substances has occurred on the Leased Premises, and that the Leased Premises is free of Hazardous Substances as of the date of this Lease.

                                    ARTICLE 8

                                 TAXES AND COSTS

      8.1 The Lessor shall be responsible for payment of the income and assets taxes to which it is obligated by applicable law, notwithstanding any provision of this Agreement to the contrary. On its part, the Lessee shall be responsible, subject to the procedures set forth herein, for the payment of the I.V.A. tax and any real property taxes which may be levied upon the Leased Premises. The Lessee shall be responsible to Lessor for the cost of such real property taxes, and shall have no I.V.A. tax or property tax related obligations to the Association, but only to the extent of Lessee's proportionate share of the Leased Premises in proportion to the whole of the tax lot and upon presentation from Lessor of a certification of payment of said taxes and a valid invoice in the name of Lessee for such amount. Lessor shall provide official statements of taxes and any other amounts due pursuant to this provision, each issued by the applicable government authority at least 10 days before such amounts become due and payable. Lessee shall have the right to contest against the applicable government authority any such assessments bills or amounts, provided that Lessee does so in a diligent and expeditious manner.

      8.2 Except for all obligations of Lessor pursuant to this Agreement or applicable law, all other costs, fees, and/or any other related cost caused or to be caused in connection with Lessee's occupancy of the Leased Premises shall be solely borne by the Lessee.

                                    ARTICLE 9

                             REPAIRS AND MAINTENANCE

      9.1 Lessor.

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            9.1.1 Promptly after written notice from the Lessee, the Lessor shall repair any defective conditions of the structural aspects of the Leased Premises which shall consist of the foundations, exterior walls, Lessor built interior walls, floor slab and the roof field of the Leased Premises (each a "Structural Defect"); provided damage to the same was not caused by Lessee's gross negligence or willful misconduct or that of Lessee's employees, representatives, or agents. The parties further agree that the repair of the foregoing shall be deemed as the only necessary repairs for which the Lessor shall be responsible hereunder. Lessor shall proceed diligently to make such repairs as soon as practically possible, and shall continue to do so until the same are completed.

      9.2 Lessee.

            9.2.1 Lessee shall be responsible for the repairs to the damages suffered in the Leased Premises other than those referred to in clause 9.1.1 hereinabove. The damages referred to in this paragraph include, but are not limited to, the repairs and maintenance that shall be given to the plumbing systems, sewage, telephone, gas, as well as for the equipment, interior walls, interior and exterior paint, ceilings, air conditioning and ventilation systems and appliances, heaters, doors and windows, glass, docks, dock levels, landscaping, lighting, electrical, etc., of the Leased Premises, and in general, everything not considered a Structural Defect or repair under clause 9.1.1. above, a list of maintenance requirements is attached hereto as EXHIBIT "L". All repairs made by Lessee to any of Lessor's Construction Obligations not covered by Section 9.1, must be equal in quality and kind to the original work. All the expenses resulting of disregarding and the negligence in the Leased Premises, or a violation of the obligations of the Lessee set herein, shall be borne by the Lessee.

            9.2.2 Except for Lessor's repair obligations pursuant to this Agreement, Lessee shall maintain all parts of the Leased Premises, for which it is obligated pursuant to the provisions of this Agreement, in a neat, clean, and orderly condition, free of garbage, debris, and illegal materials.

                                   ARTICLE 10

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

      10.1 Except for (i) matters covered, or required to be covered, by an insurance policy which Lessor is obligated to maintain pursuant to this Agreement, (ii) failure to comply with Lessor's obligations pursuant to this Agreement or (iii) intentional or negligent acts or omissions of Lessor, Lessor's agents, representatives, or employees, Lessor shall not be liable to Lessee for any loss or damage of any kind or nature to the Leased Premises, the Adjacent Premises, or the Right Of First Refusal Space (defined below) whether such space is elected by Lessee to be occupied or not.

      10.2 Lessee recognizes that additions, replacements, and repairs to the Park may be made from time to time. Accordingly, the Lessor shall make its best efforts not to substantially interfere with Lessee's use and enjoyment of the Leased Premises.

      10.3 If the Lessor is held responsible for any obligation undertaken by the Lessee pursuant to this Agreement, the Lessee agrees to indemnify and hold Lessor harmless from any and all claims for damages or losses of any kind, arising from the

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gross negligence or willful misconduct of Lessee or its contractors, licensees, agents, invitees, or employees, including reasonable attorney's fees, incurred thereby.

      10.4 If the Lessee is held responsible for any obligation undertaken by the Lessor pursuant to this Agreement, the Lessor agrees to indemnify and hold Lessee harmless from any and all claims for damages or losses of any kind, arising from the gross negligence or willful misconduct of Lessor or its contractors, licensees, agents, invitees, or employees, including reasonable attorney's fees, incurred thereby.

                                   ARTICLE 11

                                UTILITY SERVICES

      11.1 Except for the obligations of Lessor pursuant to this Agreement, Lessee agrees to request directly from the corresponding utility companies that the public services the Lessee may need be rendered by such companies, and shall promptly pay for any and all utilities, capacity charges, and related services furnished to the Lessee in the Leased Premises.

                                   ARTICLE 12

                            ASSIGNMENT AND SUBLETTING

      12.1 The Lessee may not assign its rights and obligations under this Agreement, nor may it sublet the Leased Premises unless it obtains the prior written authorization of the Lessor, which such authorization shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any provision to the contrary, Lessee shall have the right to assign its rights and obligations under this Agreement or sublet all or a portion of the Leased Premises, without Lessor's prior consent, to any affiliate of Lessee or any purchaser or all or substantially all of Lessee's assets or stock.

      12.2 The Lessor shall be entitled to assign, in whole or in part, its rights and obligations under this Agreement. Consequently, the Lessee hereby grants authorization to the Lessor so that the latter may formalize, the assignments which it may deem appropriate.

                                   ARTICLE 13

                                RENT WITHHOLDING

      13.1 Except as provided in this agreement, the Lessee hereby waives any right to withhold any rental payments. Accordingly, except as provided in this Agreement, the Lessee shall deliver, prior to the expiration of any and all applicable notice and cure periods any and all rent to which the Lessor may be entitled to and agrees, except as provided in this Agreement, to assert any claim, demand, or other right against the Lessor only by an independent proceeding.

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                                   ARTICLE 14

                          ACCESS TO THE LEASED PREMISES

      14.1 Upon reasonable advance written notice to Lessee, the Lessor or its authorized representatives shall have the right to enter the Leased Premises during Lessee's regular business hours, and in emergencies at all times, to make repairs, additions, or alterations to the Leased Premises which it may be authorized or obligated to do under this Agreement, but only after proper written notice from Lessee of such emergency or situation. In any event, the Lessee shall have the right to escort Lessor or any employees, representatives or agents of the Lessor.

      14.2 Within the last 3 months of the Term and upon advance notice to Lessee, Lessor shall have the right to show, during Lessee's regular business hours and with a representative of Lessee present, the Leased Premises to any prospective tenants. Likewise, upon advance notice, the Lessor shall have the right to post customary rental signs in the facade of the Leased Premises in order to promote the same.

                                   ARTICLE 15

                              DAMAGE OR DESTRUCTION

      15.1 Total.

            In the event the whole or substantial part of the Adjacent Premises and/or Leased Premises are damaged or destroyed so as to impede the Lessee's operations, Lessee shall within 10 business days of such casualty notify Lessor thereof ("Lessee's Total Casualty Notice"). Thereafter, the Lessor shall, within 10 (ten) days of delivery of Lessee's Total Casualty Notice determine whether the Leased Premises can be restored to the condition prior to such casualty within 6 (six) months after the release of the Leased Premises by all municipal authorities and notify Lessee thereof within 15 business days of delivery of Lessee's Casualty Notice. If the Lessor notifies Lessee, in good faith, that the Leased Premises cannot be restored within 6 (six) months after the release of the Leased Premises by all municipal authorities either the Lessor or the Lessee shall have the right to immediately terminate this Agreement by means of a written notice to the other party and all obligations arising on the part of Lessee from and after the date of such casualty shall be null, void, and of no effect. If the Lessor determines that the Leased Premises can be restored within 6 months after the release of the Leased Premises by all municipal authorities the Lessor shall, at its own cost and expense, proceed diligently to reconstruct the Leased Premises, but only up to the amount which it may obtain from the insurance coverage mentioned in ARTICLE 6 above.

      15.2 Partial.

            In the event that the Leased Premises suffer any damage or destruction that, in Lessee's reasonable discretion does not prevent the Lessee, in a substantial way, from continuing the normal operation of its business on the Leased Premises, the Lessor shall after the release of the Leased Premises by all municipal authorities, promptly repair said damage and/or destruction to the condition prior to such casualty.

In said case all payments due from Lessee hereunder shall continue unabated, during the reconstruction phase. Notwithstanding any provision of this Agreement to the foregoing, if such repair or restoration is not completed and Final Occupancy of the affected portion of the Leased Premises is not achieved within 6 months after the release of the Leased Premises by all municipal authorities the Lessee shall have the right to immediately terminate this Lease Agreement in full, or with respect to the portions of the Leased Premises suffering the casualty (and all such obligations and amounts payable pursuant to this Agreement shall be appropriately abated, prorated, waived, and diminished) by means of a written notice to Lessor and all obligations arising on the part of Lessee from and after the date of such casualty shall be null, void, and of no effect and explicitly waived by Lessor.

                                   ARTICLE 16

                                  CONDEMNATION

      16.1 In the event the whole of the Leased Premises is taken by expropriation, condemnation, or eminent domain for any public or quasi-public use or purposes, this Lease shall terminate and conclude on the date that the possession is taken by the condemnor and all obligations arising on the part of Lessee from and after the date of such taking shall be null, void and of no effect and explicitly waived by Lessor.

      16.2 If part of the Leased Premises is taken by expropriation, condemnation, or by right or eminent domain, or for public or quasi-public use or purpose, this Lease shall continue in full force and effect, and Lessor shall, at its own expense, within 3 months of such taking, repair and restore the Leased Premises, to a complete architectural unit, possessing the same usefulness, design and construction as was possessed by the Leased Premises immediately before such taking or condemnation, subject to any area diminished thereby. Notwithstanding, if Lessee determines, in its reasonable discretion, that the Leased Premises no longer serve its purposes or desires, Lessee shall have the right to terminate this Agreement by notice to Lessor and all obligations arising on the part of Lessee from and after the date of such taking shall be null, void and of no effect and explicitly waived by Lessor. During the period required for repair and restoration, all payments due from Lessee hereunder shall continue unabated, during the period required for repair and restoration. Should a dispute arise as to the actual usable space remaining, the parties agree to resolve such dispute following the procedure set forth in the preceding section.

      16.3 Taking by expropriation, condemnation or eminent domain shall include: the exercise of any similar government power and sale and purchase or other disposition of the Leased Premises in Mexican Law, regulation or governmental order which physically or constructively prevents Lessee from using all or part of the Leased Premises.

                                   ARTICLE 17

                                  CERTIFICATES

      17.1 Lessee and Lessor shall, within ten (10) days of receipt of a written request made by the other party, deliver to the requesting party a statement in writing, certifying that this Agreement is unmodified and in full force and effect, (or if there have been modifications, listing the same, together with copies thereof and stating that the Agreement is in full force and effects as modified); the dates to which the rent and any other charges have been paid in advance and whether Lessor's Construction Obligations have been completed in accordance with this Agreement and that to the best of the certifying parties knowledge there is no default or condition, subject to notice and or lapse of time, that would result in a default by the other party to this Agreement. It is intended that any such statement may be relied upon by any person, assignee, subtenant, prospective purchaser, or lending institution interested, in any manner, in all or part of the Leased Premises.

                                   ARTICLE 18

                     COVENANTS AND RESTRICTIONS OF THE PARK

      18.1 The Lessee agrees to be bound by the Park Regulations ("CCR'S") of Parque Industrial El Lago ("Park").

      18.2 Accordingly, the Lessee agrees, that if and when the Park Association ("Association") has been established and the Lessee has been notified in writing, at least 60 days in advance of any obligations accruing to Lessee as a result thereof, Lessee shall pay, prior to delinquency, to the Association on a schedule set forth by the Association but not more than on a semiannual basis the maintenance fee of the PARK provided for in CCR's of the Park, according to the procedures and proportions established by the Association, of which the Lessee shall be a member, but in no event shall any such payments to the Association or otherwise with respect to the Park, exceed a rate of $1.00 (One Dollar) per square meter of land of the total land area of the Leased Premises per year. If the Association adjusts its fees downward, Lessee shall be notified within 15 business days thereof and Lessee's payment obligations to the ASSOCIATION shall be modified downward in accordance therewith.

                                   ARTICLE 19

                              DEPOSIT AND GUARANTY

      19.1 Lessor hereby acknowledges that it has received from Lessee, a deposit, in the amount of $ 285,000.00 Dollars (Two Hundred Eighty-five Thousand Dollars and 00/100 U.S. Cy.) ("Deposit"). Said Deposit shall be reimbursed to the Lessee, in the following manner: A cash payment in U.S Dollars and in the amount of $190,000.00 (One Hundred Ninety Thousand Dollars and 00/100 U.S. Cy.) at the time made by Lessee (irrespective of currency conversion matters) by wire transfer in immediately available funds and payable in accordance with the wire instructions ("Lessee's Wire Instructions") set forth on EXHIBIT "M" attached hereto upon the earlier to occur of the funding of the financing of Lessor's construction of the Leased Premises or within 30 days after Final Occupancy of the Leased Premises, the remaining $95,000.00 (Ninety-five Thousand Dollars 00/100 U.S. Cy.) shall remain as Security Deposit for the term of the Lease and any of its extensions and be returned to Lessee, without interest, and minus any possible deductions for damage or repairs, after the Lessor carries out a thorough inspection of the condition of the Leased Premises.

      19.2 As an inducement for Lessor to enter into this Agreement, Motorcar Parts of America, Inc. has, simultaneously executed herewith, the Lease Guaranty Agreement for the benefit of Lessor.

                                   ARTICLE 20

                                     NOTICES

      20.1 Notwithstanding any provision of this Agreement to the contrary, all notices, demands, service of process or other communications hereunder shall be in writing and shall be deemed to have been duly received upon receipt by facsimile transmission as evidenced by receipt transmission report, or upon the delivery by (or refusal of receipt from) a recognized and reputable overnight courier to:

            if to Lessor, to:           Beatrix Flourie Geffroy
                                        Privada Misiones #1123
                                        Parque Industrial Misiones
                                        Tijuana, BC, Mexico 22500
                                        Attn: Fred Sanders III
                                        Facsimile No.: (664)624-9642

            with a copy to:             JP Morgan Chase Bank of Texas
                                        201 East Main St. Drawer # 140
                                        El Paso, Texas 79980
                                        Attn: Ruben Hernandez
                                        Facsimile No.: 915-546-6575

            if to Lessee, to:           MPA de Mexico, S.A. de C.V.
                                        c/o Motorcar Parts of America, Inc.
                                        2929 California Street
                                        Torrance, California 90503
                                        Attn: Michael Umansky, Esq.
                                        Facsimile No.: (310) 224-5128

            with a copy to:             Motorcar Parts of America, Inc.
                                        2929 California Street
                                        Torrance, California 90503
                                        Attn: Michael Umansky, Esq.
                                        Facsimile No.: (310) 224-5128

                           ARTICLE 21EVENTS OF DEFAULT

      21.1 Each of the following upon the expiration of all applicable notice and cure periods shall be a default of Lessee under this Agreement:

            21.1.1 Subject in all cases to any holdover rights Lessee may have pursuant to this Agreement, if Lessee fails to surrender the Leased Premises upon the expiration of the Term.

            21.1.2 Lessee's failure to pay any rent due and payable hereunder.

            21.1.3 Failure of Lessee to perform of any of the Lessee's covenants, agreements or obligations hereunder.

            21.1.4 The filing of a petition of bankruptcy against the Lessee, said petition remaining undischarged for a period of 90 days.

            21.1.5 In case of an attachment, execution, or other judicial seizure of all or substantially all of Lessee's assets, such attachment, execution or other seizure remaining undismissed or undischarged for a period of 90 days after the levy thereof.

            21.1.6 In case of the appointment of a trustee or receiver to take possession of all or substantially all of Lessee's assets, if such appointment is not revoked within 90 days.

      21.2 Upon occurrence of any one of the foregoing Lessee's defaults, beyond any and all applicable notice and cure periods, Lessor shall have the right, at its option and in addition to other rights or remedies granted by law, to do either of the following;

            21.2.1 Immediately terminate this Agreement, upon notice to Lessee and proceed with the ejection of Lessee from the Leased Premises. In case Lessor initiates any action to terminate this Agreement, the Lessee shall reimburse the Lessor for any actual and documented costs incurred by Lessor and directly related to the Lessee's ejection from the Leased Premises. The Lessee acknowledges that this clause shall not be construed as an authorization to occupy, in the event of a default beyond all applicable notice and cure periods (subject to any holdover rights of Lessee pursuant to the terms of this Agreement), the Leased Premises beyond the term set forth herein.

            21.2.2 Claim specific performance. In the case of default beyond all applicable notice and cure periods as specified above, Lessor shall, in addition to all other remedies, have the right to declare and collect the entire unpaid balance of rent to the end of the last year of the Original Term or applicable extension thereof then in effect and also declare all other sums due to Lessor pursuant to this Agreement, immediately due and payable.

            21.2.3 In the event that the Leased Premises are leased, in whole or in part, to another Lessee during the remainder of the Original Term or applicable extension thereof, and the Lessee paid the rent or any other charges due under this Agreement or to the Park or the Association, Lessor shall promptly refund to Lessee, in full and immediately available funds pursuant to Lessee's Wire Instructions less any amounts set forth in this article actually directly incurred and documented by Lessor with respect to releasing all or a portion of the Leased Premises.

            21.2.4 Notwithstanding any provision to the contrary in this Agreement, Lessor shall use its best efforts to mitigate any and all damages suffered, or potentially suffered by a default of Lessee hereunder beyond any and all applicable notice and cure periods.

      21.3 Default by Lessor.

            21.3.1 Lessor shall be in default upon the failure of performance of any obligation, required to be performed, by Lessor pursuant to this Agreement or upon the breach of any covenant, representation or warranty of Lessor under this Agreement. Upon any such default by Lessor under this Agreement, Lessee may exercise any of its rights provided at law or in equity. Lessor shall indemnify and hold harmless Lessee from and against any and all claims, suits, damages, costs and expenses arising or accruing out of any of the foregoing.

            21.3.2 Abatement of Rent. In the event that Lessor has been notified in writing by Lessee of Lessor's default and all cure periods have expired and Lessor has not repaired or cured the default condition, then Lessee shall have the right to cure Lessor's default condition as per the following procedure:
Lessee shall request 3 contractor bids and submit them to Lessor for approval. Lessor shall review and approve a contractor from the submitted bids within 3 business days after receipt of said bids. Lessee shall then have the right to perform Lessor's obligations in regards to the specific default condition and deduct all repair costs related to the cure of the Lessor's default against any future rents or amounts owed by Lessee to Lessor.

                                   ARTICLE 22

                                 EXPANSION SPACE

      22.1 The parties agree that during the first year of this Agreement, the Lessor shall have the right to lease the space ("Expansion Space") on Lessor's Real Property that does not comprise the Leased Premises, as further described on EXHIBIT "N" attached hereto, only to short-term users. At any time, during the first year of the Term of this Agreement with Motorcar Parts de Mexico, S.A. de C.V.("Lessee"), Lessee shall have the right, after written notice to the Lessor, to demand the vacancy of the Expansion Space of the aforementioned short-term users, within 90 days of receipt of written notice by Lessor from Lessee ("Vacate Notice") and Lessor shall use its best efforts to cause such vacancy.

            a) If any Lessee of the Expansion Space, fails to vacate the Expansion Space within 90 days of the Vacate Notice, Lessor shall hold harmless and indemnify Lessee for any differential in rents actually incurred by Lessee if Lessee chooses, in its sole discretion to take comparable space ("Replacement Space") (without the need to be similar to the Expansion Space).

            b) After the first year of this Agreement, and continuing throughout the first 36 months of the Term, the Lessee shall have the right of first refusal over the Expansion Space. The right of first refusal with respect to the Expansion Space shall be governed by the provisions of the Article entitled `Right of First Refusal'.

                                   ARTICLE 23

                             RIGHT OF FIRST REFUSAL

      23.1 The Lessor grants the Lessee a first right of refusal ("Right Of First Refusal") over the Expansion Space ("Right Of First Refusal Space"). This Right Of First Refusal shall be effective as of the date hereof. Lessor shall, within 5 business days of receipt thereof, provide Lessee with a notice ("Offer Notice") stating that Lessor has received a bona fide written offer which it is willing to accept for the leasing of all or a portion of the Right Of First Refusal Space and shall attach such offer, in full, to the Offer Notice. Lessor shall have no right to lease the Right of First Refusal Space, or any portion thereof, without first complying with each provision of this Article Lessee shall have 5 business days after its receipt of the Offer Notice to notify Lessor in writing whether or not Lessee will lease the Right Of First Refusal Space upon the terms set forth in the Offer Notice whose rate shall not be less then the prevailing rate being paid by Lessee at the time of the Offer Notice. If Lessee elects to lease the Right Of First Refusal Space pursuant to its Right Of First Refusal, then notwithstanding anything contained in the Offer Notice, the term of such rental shall expire and/or be extended simultaneously with the Term Leased Premises. If Lessee fails to notify Lessor with respect to its election with regard to the Offer Notice in the time period set forth above, Lessor shall have the right to lease the space set forth in the Offer Notice upon the same terms and conditions thereof or any other negotiated terms Lessor deems satisfactory. If at any time Lessee exercises its right pursuant to its Right Of First Refusal, Lessor and Lessee shall work in good faith to enter into a lease agreement for the Right Of First Refusal Space upon the terms of this Agreement and this Article, subject to the prevailing rate being paid by Lessee on the Leased Premises at the time Lessee exercises its right.

                                   ARTICLE 24

                             NOTICE AND CURE PERIODS

      24.1 Notwithstanding any provision in this Agreement to the contrary, Lessee or Lessor shall not be deemed in breach, violation or default of this Agreement unless (i) with respect to monetary obligations, if either the Lessee or Lessor fails to so perform such obligation within 15 business days after notice of failure to perform from Lessor or Lessee as the case may be and (ii) with respect to non-monetary obligations, Lessee or Lessor as the case my be fails to so perform such obligation within 30 business days after notice of failure to perform from Lessor or Lessee as the case may be, provided, however, that Lessee or Lessor as the case my be shall not be deemed to be in violation, default or an Event of Default with respect thereto if the nature of such failure to perform is of the sort that cannot be reasonably be performed or cured within such aforementioned period, then Lessee or Lessor as the case my be shall not be deemed to be in breach, violation, or default with respect thereto provided Lessee or Lessor as the case may be diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such default.

                                   ARTICLE 25

                          SUBORDINATION AND ATTORNMENT

      25.1 Lessor represents, and warrants to Lessee that at the time of execution of this Lease Agreement, no ground leases, deeds of trust, or mortgages (collectively, "Security Instruments") encumber the Leased Premises.

      25.2 Subject to the provisions of this Article, (a) this Agreement shall be subject and subordinate to all future Security Instruments hereafter in force against the ground underlying the Leased Premises and to all renewals, extensions, modifications, consolidations and replacements thereof and (b) in the event any proceedings are brought for the foreclosure of any such Security Instrument or deed in lieu thereof (or if any ground lease is terminated), Lessee agrees to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground Lessor), if so requested to do so by such purchaser or lienholder or ground Lessor, and to recognize such purchaser or lienholder or ground Lessor as the Lessor under this Agreement, provided, however, as a condition precedent to each such subordination under clause (a) above, and each such attornment and recognition under clause (b), above, such lienholder or purchaser or ground Lessor shall agree in writing, in a form satisfactory to Lessee in its sole discretion, to accept this Agreement, perform Lessor's obligations hereunder and not disturb Lessee's occupancy for the entire Term, so long as there does not remain outstanding an uncured Lessee default beyond all applicable notice and/or cure periods. Lessor (and/or its successors or assigns) agrees to provide Lessee with non-disturbance agreement(s), satisfactory to Lessee in its sole discretion (and otherwise agreeing to recognize Lessee's rights, including, but not limited to rights, previously accrued, under any offset or abatement provision expressly provided herein) in favor of Lessee.

                                   ARTICLE 26

                                      SIGNS

      26.1 Lessor hereby agrees that Lessee, at Lessee's sole cost and expense (except as otherwise set forth in this Agreement), shall have the right during the Term to install such identification signage and/or logo signage on the walls and/or fences of the Leased Premises and/or install such monument signs (the "Signage") as Lessee may desire, provided that, in each instance, Lessee shall obtain Lessor's prior written approval therefor, which approval shall not be unreasonably withheld, conditioned, or delayed. The Signage shall be installed and maintained by Lessee, at Lessee's sole cost and expense, in a commercially reasonably manner. Within thirty (30) days of the expiration or earlier termination of this Agreement, Lessee shall, at Lessee's sole cost and expense, cause the Signage to be removed from the Leased Premises, and the portion(s) of the Leased Premises on which the Signage was located to be restored to their condition existing prior to the installation of the Signage. If Lessee fails to so remove the Signage and restore the area of the portion(s) of the Leased Premises on which the Signage was located within such period, then Lessor may perform such work on behalf of Lessee and all actual and documented costs and expenses incurred by Lessor in connection therewith shall be paid by Lessee to Lessor within thirty (30) days of demand and invoice with supporting evidence therefore. Lessee's rights under this

Section shall be freely transferable by Lessee to any assignee of this Lease or any sublessee of any portion of the Leased Premises but such transfer shall not diminish Lessee's obligations hereunder.

                                   ARTICLE 27

                                     BROKERS

      Neither Lessor nor Lessee has engaged or dealt with any broker or finder in connection with the matters set forth in this Agreement, except Mr. J.P. De Kervor of Maquila Properties ("Broker"). Lessor shall pay all fees and commission to Broker or any other broker, finder or agent with which Broker has worked. Lessor and Lessee shall indemnify and hold one another harmless from any claims, costs, damages or liabilities (including attorney's fees) arising from any breach of the representations set forth in this Article or if the same shall be based on any statement, representation or agreement by Lessor or Lessee with respect to the payment of any brokerage commissions or finders fees.

                                   ARTICLE 28

                                 QUIET ENJOYMENT

      28.1 Lessee shall have and peaceably enjoy the Leased Premises during the Term of this Agreement, subject to all of the terms and conditions contained in this Agreement, from and against all persons and through Lessor.

                                   ARTICLE 29

                                HOLDOVER TENANCY

      Subject to the terms of this Article, if Lessee holds possession of the Leased Premises after the expiration or termination of the Term of this Agreement, by lapse of time or otherwise, without the express or implied consent of Lessor, Lessee shall become a Lessee at sufferance upon all of the terms contained herein, except as to Term and rent. During such holdover period, Lessee shall pay to Lessor a monthly rent in an amount equal to one hundred twenty-five percent (125%) of the rent applicable during the last rental period of the Term. The monthly rent payable for such holdover period shall in no event be construed as a penalty or as liquidated damages for such retention of possession. Lessee shall have no liability or obligation whatsoever, except as set forth in this Article, for damages to Lessor, any affiliate of Lessor or any third party by reason of such holding over or failure to surrender possession of the Lease Premises. Notwithstanding any provision to the contrary contained herein, if Lessee fails to surrender the Leased Premises within sixty (60) days after the termination or expiration of this Agreement Lessor expressly reserves the right to require Lessee to surrender possession of the Leased Premises upon the expiration of the Term of this Agreement or upon the earlier termination hereof or at any time during any holdover and the right to assert any remedy at law or in equity to evict Lessee in connection with any such holdover.

                                   ARTICLE 30

                              MORTGAGEE PROVISIONS

      30.1 If Lessor finances the construction of the improvements contemplated by this Lease, Lessor shall notify Lessee of such financing and if Lessee is notified thereof, then while such debt remains outstanding:

            30.1.1 The lender of such construction financing (the "Lender") shall be named as loss payee on the insurance policies required to be maintained by Lessee pursuant to the Lease.

            30.1.2 This Lease may not be terminated by Lessor without the prior written consent of Lender.

            30.1.3 All notices with respect to Lessor's default under the Lease shall be given simultaneously to Lender. Lender shall have the right, but not the obligation, to cure any such default or perform any obligation of Lessor to be performed under the Lease.

            30.1.4 This Lease may not be amended or modified in a way that affects Lender's ability to foreclose on Lessor's interest in the Lease without the prior written consent of Lender, which such consent shall not be unreasonably withheld, conditioned or delayed.

                                   ARTICLE 31

                                  MISCELLANEOUS

      31.1 The parties agree that this Agreement shall be governed by the laws of State of Baja California, Mexico. For everything pertaining to the interpretation and compliance of this Agreement the parties hereby expressly submit to the jurisdiction of the Civil Courts of the City of Tijuana, Baja California, waiving any other jurisdiction which might be applicable by reason of their present or future domiciles or otherwise.

      31.2 In case any party fails to execute any action against the other as to protect a certain right under this agreement, said failure shall not be construed as a waiver of any other rights derived herefrom.

      31.3 This agreement may only be modified by written agreement signed by the authorized representatives of the parties hereto. Furthermore, the parties agree that the Lessor shall not have the power to amend this Agreement so as to reduce the rent, decrease the term or modify or negate any substantial obligation without the written consent of Lessee. If the Lessor fails to obtain the Lessee's approval to carry out the foregoing, the amendment of the terms and conditions above mentioned shall have no effect whatsoever against the Lessee.

      31.4 In case any party hereto exercises an action against the other in order to demand the performance of this agreement, the prevailing party shall be entitled to reasonable attorney's fees.

      31.5 Each party shall execute such further documents as shall be reasonably requested by the other party, but only to the extent that the effect of said documents is to give legal effect to rights and obligations stated forth in this Agreement.

      31.6 In case any competent court with jurisdiction over this Agreement declares that any provision hereunder is null and void, the remaining clauses continue in full effect.

      31.7 This Agreement contains all of the agreements and understandings relating to the leasing of the Leased Premises and the obligations of Lessor and Lessee in connection with such leasing. Lessor has not made, and Lessee is not relying upon, any warranties, or representations, promises or statements made by Lessor or any agent of Lessor, except as expressly set forth herein. This Lease supersedes any and all prior agreements and understandings between Lessor and Lessee and alone expresses the agreement of the parties.

      31.8 This Agreement shall not be amended, changed or modified in any way unless in writing executed by Lessor and Lessee. Neither party shall have waived or released any of its rights hereunder unless in writing and executed by such party.

      31.9 Except as expressly provided herein, this Agreement and the obligations of Lessor and Lessee contained herein shall bind or inure to the benefit Lessor and Lessee and their respective successors and assigns.

      31.10 Any obligations of Lessor and Lessee, as the case may be, accruing prior to the expiration of this Agreement shall survive the termination of this Agreement, and Lessor and Lessee, as the case may be shall promptly perform all such obligations whether or not this Lease has expired.

      31.11 All captions, headings, titles, numerical references and computer highlighting are for convenience only and shall have no effect on the interpretation of this Agreement.

      31.12 Lessor shall record a memorandum, or a full copy, of this Agreement within the proper public registry and provide a recorded copy thereof to Lessee within 30 days of the date of this Agreement.

            IN WITNESS WHEREOF, the parties have executed this Agreement in as of the date first set forth above.

        LESSOR                                            LESSEE

Beatrix Flourie Geffroy                  Motorcar Parts de Mexico, S.A. de C.V.

By:____________________________          By:____________________________________

Name: Beatrix Flourie Geffroy            Name: Selwyn Hilton Joffe

Date:__________________________          Date:____________________________

                                    GUARANTOR

Motorcar Parts of America, Inc.

By: _________________________

Name: _______________________

Date: ________________________